Exhibit 10.
                              TRANS FINANCIAL, INC.
                            1998 STOCK INCENTIVE PLAN


         Trans Financial, Inc. hereby establishes this 1998 Stock Incentive Plan to promote the interests of the Company by affording an incentive to certain key employees to remain in the employ of the Company and its Subsidiaries; to use their best efforts on its behalf and to associate their interests with those of the Company's shareholders, resulting in increased shareholder value through profitable growth; and to aid the Company and its Subsidiaries in attracting, maintaining, and developing capable personnel of a caliber required to ensure the continued success of the Company and its Subsidiaries.

                             Section 1 - Definitions

         1.1 Award. The term "Award" includes, without limitation, stock options (including incentive stock options under Section 422 of the Code), stock appreciation rights, restricted and performance shares, restricted and performance share units, Performance Stock Awards, dividend or equivalent rights, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock ("other Common Stock-based Awards"), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

         1.2 Award Agreement. The term "Award Agreement" means a written agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award made to such Participant under this Plan, in the form prescribed by the Plan Committee.

         1.3 Board. The term "Board" means the Board of Directors of the Company.

         1.4 Business Combination. The term "Business Combination" means any business combination between the Company or a Subsidiary and any entity other than the Company or a Subsidiary, that does not constitute a Change in Control but which the Company intends to reflect as a pooling of interests for accounting purposes.

         1.5 Change in Control. The term "Change in Control" means: (i) any share exchange or merger or consolidation to which the Company or a Significant Subsidiary of the Company is a party, or any purchase or other acquisition of substantially all the business or assets of the Company or any Significant Subsidiary in any transaction or series of transactions, by another corporation or entity, if there will be a 25% change in the proportionate ownership of outstanding shares of voting stock of the Company as a result of the transactions contemplated by such plan or agreement of exchange, merger, consolidation or sale of assets; (ii) any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a Subsidiary of the Company, any employee benefit plan of the Company or any of its Subsidiaries, or any person holding Common Stock for or pursuant to the terms of any such employee benefit plan, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act) of stock of the Company entitled to cast more than 20% of the votes at the time entitled to be cast generally for the election of directors; (iii) more than 50% of the members of the Board of Directors shall not be Continuing Directors (which term, as used herein, means the directors of the Company (A) who were members of the Board of Directors on January 1, 1998, or (B) who subsequently became directors of the Company by a vote of a majority of the Continuing Directors then on the Board of Directors, or whose election or nomination for election by the Company's stockholders was approved by a vote of a majority of the Continuing Directors then on the Board of Directors); or (iv) the Board of Directors or the shareholders of the Company approve, adopt, agree to recommend, or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above.

         1.6 Code. The term "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         1.7 Common Stock. The term "Common Stock" means the Company's common stock or the common stock or securities of a Successor that have been substituted therefor.

         1.8 Company. The term "Company" means Trans Financial, Inc., a Kentucky corporation, with its principal place of business at 500 East Main Street, Bowling Green, Kentucky 42101.

         1.9 Employee. The term "Employee" means an employee of the Company or of a Subsidiary.

         1.10 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.11 Exchange Act. The term "Exchange Act" means the Securitie Exchange Act of 1934, and the rules and regulations promulgated thereunder, as amended.

         1.12 Fair Market Value. The term "Fair Market Value" means the closing transaction price for the Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System National Market, on the trading day immediately preceding the date for which the Fair Market Value is to be determined. If there were no transactions in the Common Stock on such date, then the Fair Market Value shall mean the average of the closing bid and ask quotations in the over-the-counter market on such date, as reported by the National Association of Securities Dealers Automated Quotation System National Market.

         1.13 Negative Discretion. The term "Negative Discretion" means other factors to be applied by the Plan Committee in reducing the number of shares or other compensation to be issued pursuant to an Award if the Performance Goals with respect to that Award have been met or exceeded, if, in the Plan Committee's sole judgment, such application is appropriate in order to act in the best interest of the Company and its shareholders. The Negative Discretion factors may include, but are not limited to, the achievement of measurable individual performance objectives established by the Plan Committee, and competitive pay practices.

         1.14 Participant. The term "Participant" means an Employee who has been granted an Award under this Plan.

         1.15 Performance Goals. The term "Performance Goals" means, with respect to any Performance Period, performance goals based on any of the following criteria: earnings or earnings growth; return on equity, assets or investment; revenues; expenses; stock price; market share; charge-offs; reductions in non-performing assets; or any combination of the foregoing. Such Performance Goals may be particular to an Employee, and may be based on (i) the performance of the Employee; (ii) the performance of the division, department, branch, line of business, Subsidiary or other unit in which the Employee works;
(iii) the performance of the Company generally; or (iv) a combination of any of the foregoing.

          1.16 Performance Period. The term "Performance Period" means the period of time designated by the Plan Committee applicable to an Award during which the Performance Goals for that Award shall be measured.

         1.17 Performance Stock Award. The term "Performance Stock Award" shall have the meaning specified in Section 5.7.

         1.18 Plan. The term "Plan" means the Trans Financial, Inc. 1998 Stock Incentive Plan, as set forth herein, and as amended from time to time.

         1.19 Plan Committee. The term "Plan Committee" means the committee appointed by the Board pursuant to Section 3.

         1.20 Plan Year. The term "Plan Year" means a twelve-month period beginning with January 1 of each year.

         1.21 Reporting Person. The term "Reporting Person" means an Employee subject to the reporting requirements of Section 16 of the Exchange Act.

         1.22 Significant Subsidiary. The term "Significant Subsidiary" means any Subsidiary which meets either of the following: (i) the assets of the Subsidiary exceed 40% of the total consolidated assets of the Company as of the end of the most recently completed fiscal year; or (ii) the Subsidiary's income from continuing operations before income taxes and extraordinary items exceeds 40% of the consolidated income of the Company as of the most recently completed fiscal year.

         1.23 Subsidiary. The word "Subsidiary" or "Subsidiaries" means, as defined in Code Section 424(t), any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Award under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

         1.24 Successor. The word "Successor" means the entity surviving a merger or consolidation with the Company, or the entity that acquires all or a substantial portion of the Company's assets or outstanding capital stock (whether by merger, purchase or otherwise).

                       Section 2 - Shares Subject To Plan

         2.1 Shares. The shares of Common Stock subject to the provisions of this Plan shall either be shares of authorized but unissued Common Stock, shares of Common Stock held as treasury stock, or previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

         2.2 Aggregate Number of Shares Available for Award. Subject to adjustment in accordance with the provisions of Section 9, the aggregate number of shares of Common Stock available for grant of Awards under the Plan shall be 150,000. For purposes of calculating the aggregate number of shares of Common Stock subject to Awards already granted, the following shares shall not be included: (i) shares of Common Stock represented by Awards which have been canceled, forfeited, surrendered, terminated or expired unexercised at the time of such calculation; and (ii) the excess amount of variable Awards which have become fixed at less than their maximum limitations at the time of such calculation.

         2.3 Number of Shares Available for Award Each Plan Year. Subject to adjustment in accordance with the provisions of Section 9, and subject to
Section 2.4, (i) the total number of shares of Common Stock available for grants of Awards (including, without limitation, Awards of restricted and performance shares) in any Plan Year shall not exceed one-half of one percent of the outstanding Common Stock as reported as of year-end in the Company's Annual Report on Form 10-K for the fiscal year ending immediately prior to such Plan Year; and (ii) the total number of shares of Common Stock available for grants of restricted and performance shares (including shares to be issued pursuant to Performance Stock Awards) in any Plan Year shall not exceed one-fourth of one percent of the outstanding Common Stock as reported as of year-end in the Company's Annual Report on Form 10-K for the fiscal year ending immediately prior to such Plan Year.

         2.4 Additional Available Shares. There shall be available for Awards under this Plan in each Plan Year, in addition to shares of Common Stock available for grant under Section 2.3, all of the following: (i) any unused portion of the limit set forth in Section 2.3 for the two immediately preceding Plan Years; (ii) shares of Common Stock represented by Awards which have been canceled, forfeited, surrendered, terminated or expire unexercised (A) during that Plan Year, or (B) during the two immediately preceding Plan Years to the extent such shares have not been used during such two immediately preceding Plan Years; and (iii) the excess amount of variable Awards which become fixed at less than their maximum limitations (A) during that Plan Year, or (B) during the two immediately preceding Plan Years to the extent such shares have not been used during such two immediately preceding Plan Years.

         2.5 Shares Available for Award to One Participant. Subject to adjustment in accordance with Section 9, (i) the total number of shares of Common Stock available for grants of Awards in any Plan Year to any one Employee shall not exceed one-fourth of one percent of the outstanding Common Stock as reported as of year-end in the Company's Annual Report on Form 10-K for the fiscal year ending immediately prior to such Plan Year; (ii) the total number of shares of Common Stock available for (A) grants of restricted and performance shares and (B) grants of Performance Stock Awards to be issued in any Plan Year to any one Employee shall not exceed one-eighth of one percent of the outstanding Common Stock as reported as of year-end in the Company's Annual Report on Form 10-K for the fiscal year ending immediately prior to such Plan Year, and (iii) the total number of shares of Common Stock available for grants of stock options (including Incentive Stock Options) to be issued in any Plan Year to any one Employee shall not exceed 25,000.

         2.6 Calculation of Available Shares. For purposes of calculating the total number of shares of Common Stock available for grants of Awards, (i) the grant of a performance or restricted share unit Award shall be deemed to be equal to the maximum number of shares of Common Stock which may be issued under the Award; and (ii) where the value of an Award is variable on the date it is granted, the value shall be deemed to be the maximum limitation of the Award. Awards payable solely in cash will not reduce the number of shares of Common Stock available for Awards granted under this Plan.

                           Section 3 - Administration

         3.1 Plan Committee. The Plan shall be administered by the Plan Committee, whose membership shall be determined and reviewed from time to time by the Board of Directors. The Plan Committee shall consist of not less than two members of the Board of Directors. The Plan Committee shall periodically make determinations with respect to the participation of Employees in this Plan and, except as otherwise required by law or this Plan, the grant terms of Awards including vesting schedules, price, performance standards (including Performance Goals), length of relevant performance, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Plan Committee deems appropriate. The Plan Committee shall have full power and authority to construe, interpret, and administer the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of the Company. The interpretation of any provisions of the Plan by the Plan Committee shall be final, conclusive, and binding upon all persons, and the officers of the Company shall place into effect and shall cause the Company to perform its obligations under the Plan in accordance with the determinations of the Plan Committee in administering the Plan. The decision of a majority of the members of the Plan Committee shall constitute the decision of the Plan Committee and the Plan Committee may act either at a meeting at which a majority of the members of the Plan Committee is present, or by a writing signed by all of the members of the Plan Committee.

         3.2 Delegation. The Plan Committee may delegate to one or more persons other than its members, including without limitation any person who is an officer of the Company, a Participant and/or a Reporting Person, the authority to carry out the Plan Committee's responsibilities under such conditions or limitations as the Plan Committee may set, other than the Plan Committee's authority with regard to granting Awards to Reporting Persons and determining the satisfaction of conditions or performance goals with respect to Awards granted to Reporting Persons.

                             Section 4 - Eligibility

         All Employees who, in the opinion of the Plan Committee, are from time to time materially responsible for the management of the business or have materially contributed, or will in the future materially contribute, to the successful performance of the Company or of any of its Subsidiaries, shall be eligible to be granted Awards under the Plan; provided, however, that no Employee may be granted options under the Plan if, at the time such options are granted, the Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

                        Section 5 - Awards Under The Plan

         As the Plan Committee may determine, the following types of Awards may be granted under this Plan to Employees on a stand alone, combination or tandem basis, to the extent permitted by applicable laws and regulations:

         5.1 Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Plan Committee may determine; provided that the exercise price of any option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award.

         5.2 Incentive Stock Option. An award in the form of a stock option which shall comply with the requirements of Section 422 of the Code or any successor Section as it may be amended from time to time.

         5.3 Stock Appreciation Right. A right to receive the excess of the Fair Market Value of a share of Common Stock on the date the stock appreciation right is exercised over the Fair Market Value of a share of Common Stock on the date the stock appreciation right was granted.

         5.4 Restricted and Performance Shares. A transfer of shares of Common Stock to a Participant, subject to such restrictions on transfer, forfeiture provisions, or other incidents of ownership, or subject to specified performance standards, for such periods of time as the Plan Committee may determine.

          5.5 Restricted and Performance Share Unit. A fixed or variable share or dollar denominated unit subject to conditions of vesting, performance and time of payment as the Plan Committee may determine, which may be paid in shares of Common Stock, cash or a combination of both.

         5.6 Dividend or Equivalent Right. A right to receive dividends or their equivalent in value in shares of Common Stock, cash or in a combination of both, with respect to any new or previously existing Award.

          5.7 Performance Stock Awards. A right to receive shares (which may consist of or include restricted shares as defined in Section 5.4) that are not to be issued to the Employee until after the end of the related Performance Period, subject to satisfaction of the Performance Goals for such Performance Period.

         5.8 Other Common Stock-Based Awards. Other Common Stock-based Awards which are related to or serve a similar function to those Awards set forth in this Section 5.

         In addition to granting Awards for purposes of incentive compensation, Awards may also be made in tandem with or in lieu of current or deferred Employee compensation.

                      Section 6 - Performance Stock Awards

         6.1 Administration. Performance Stock Awards may be granted either alone or in addition to other Awards granted under this Plan. The Plan Committee shall determine the Employees to whom Performance Stock Awards shall be awarded for any Performance Period, the duration of the applicable Performance Period, the number of shares to be awarded at the end of a Performance Period to Employees if the Performance Goals are met or exceeded, and the terms and conditions of the Performance Stock Award in addition to those contained in this
Section 6.

          6.2 Payment of Award. After the end of a Performance Period, the financial performance of the Company during such Performance Period shall be measured against the Performance Goals. If the Performance Goals are not met, no shares shall be issued pursuant to the Performance Stock Award. If the Performance Goals are met or exceeded, the Plan Committee shall certify that fact in writing in the Plan Committee minutes or elsewhere and certify the number of shares to be issued under each Performance Stock Award in accordance with the related Award Agreement. The Plan Committee may, in its sole discretion, apply Negative Discretion to reduce the number of shares to be issued under a Performance Stock Award.

         6.3 Requirement of Employment. To be entitled to receive shares or other compensation pursuant to a Performance Stock Award, an Employee must remain in the employment of the Company through the end of the Performance Period, except that the Plan Committee may provide for partial or complete exceptions to this requirement as it deems equitable in its sole discretion.

                     Section 7 - Other Terms and Conditions

         7.1 Nontransferability. Awards granted hereunder shall not be transferable by the Participant otherwise than by bequest or the laws of descent and distribution, and during the lifetime of the Participant shall be exercisable by or payable to only the Participant. Notwithstanding the foregoing, an Award Agreement may provide that a Participant may, subject to any restrictions under Section 16(b) of the Exchange Act and the Award Agreement, transfer the Award to (i) the Participant's spouse or lineal descendants ("Immediate Family Members"), (ii) trusts for the exclusive benefit of the Participant and/or his or her Immediate Family Members, or (iii) a partnership or limited liability company in which the Participant and/or his or her Immediate Family Members are the only partners or members, as applicable; provided that (A) there may be no consideration for any such transfer, and (B) subsequent transfers of any transferred Award shall be prohibited other than by bequest or the laws of descent and distribution. Following transfer, an Award shall continue to be subject to the same terms and conditions as were applicable immediately before the transfer, as modified by any provisions in the Award Agreement dealing specifically with the Award after transfer.

         7.2 Award Agreement. Each Award under this Plan shall be evidenced by an Award Agreement.

         7.3 Rights As A Shareholder. Except as otherwise provided herein or in any Award Agreement, a Participant shall have no rights as a shareholder with respect to shares of Common Stock covered by an Award until the date the Participant or the Participant's nominee (which, for purposes of this Plan, shall include any third party agent selected by the Plan Committee to hold such shares on behalf of a Participant), guardian or legal representative is the holder of record of such shares.

         7.4 No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

         7.5 Payments by Participants. The Plan Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Company, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) by a combination of the methods described in (i) and (ii) above; or (iv) by such other methods as the Plan Committee may deem appropriate.

          7.6 Tax Withholding. The Company shall have the right to withhold from any payments made under this Plan, or to collect as a condition of payment, an amount sufficient to satisfy all federal, state and local withholding tax requirements. At any time when a Participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of shares of Common Stock pursuant to this Plan, the Company shall have the right to retain shares of Common Stock otherwise distributable, in an amount sufficient to satisfy such withholding requirements, before delivery to the Participant of any certificate(s) for shares of Common Stock

         7.7 Requirements of Law. The granting of Awards and the issuance of shares of Common Stock upon the exercise of Awards shall be subject to all applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.

                             Section 8 - Amendments

         Except as otherwise provided in this Plan, the Board shall have the right at any time, and from time to time, to amend, suspend or terminate the Plan in any respect that it may deem to be in the best interests of the Company, except that, without approval by the shareholders of the Company holding not less than a majority of the votes represented and entitled to be voted at a duly held meeting of the Company's shareholders, no amendment shall be made if shareholder approval is necessary to continue to qualify the Plan under Rule 16b-3 under the Exchange Act or to maintain the Plan as one under which Incentive Stock Options may be granted. Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, any particular class of Participants. No amendment or alteration of the Plan may, without the consent of the Participant, make any changes in any outstanding Award theretofore granted under the Plan which would adversely affect the rights of such Participant.

                          Section 9 - Recapitalization

         The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change. Any such adjustment may provide for the elimination of fractional shares.

                       Section 10 - No Right To Employment

         No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or a Subsidiary. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

                         Section 11 - Change in Control

         11.1 Acceleration Provisions. Each Award Agreement shall provide that all applicable performance standards shall be automatically maximized, all restrictions shall lapse, and any time periods relating to the exercise, realization or vesting of such Awards shall accelerate, so that such Awards will be immediately exercised, realized or vested in full on the date of the Change in Control, or such other date within 90 days of the Change in Control as the Plan Committee, in its sole discretion, shall provide in the Award Agreement..

         11.2 Additional Provisions. The Award Agreements may, in the sole discretion of the Plan Committee, provide that any or all of the following shall occur in the event of a Change in Control:

         11.2.1 Payment in Cash. Performance shares or performance units may be paid entirely in cash.

         11.2.2 Termination of Employment. If a Participant's employment terminates for any reason other than retirement or death following a Change in Control, any Options held by such Participant may be exercised by such Participant until the earlier of three months after the termination of employment or the expiration date of such Options.

         11.2.3   Cancellation.  All Awards become non-cancelable.

         11.3 Plan Committee Discretion. Notwithstanding the foregoing, the Plan Committee may, in its sole discretion, provide in any Award Agreement with respect to an Award, that (i) if (A) a Change in Control occurs within two years following adoption of the Plan by the shareholders of the Company or the grant of the Award, (B) the transaction in which the Change in Control occurs is intended to be reflected as a pooling of interests for accounting purposes, and
(C) the Board of Directors finds that any of the provisions required or permitted under Sections 11.1 and 11.2 above would prevent such transaction from being reflected as a pooling of interests for accounting purposes, or (ii) if
(A) the Company or a Subsidiary engages in a Business Combination within two years following adoption of the Plan by the shareholders of the Company or the grant of the Award, (B) the Business Combination is intended to be reflected as a pooling of interests for accounting purposes, and (C)the Board of Directors finds that any of the provisions required or permitted under Sections 11.1 and
11.2 above with respect to a subsequent Change in Control would prevent the Business Combination from being reflected as a pooling of interests for accounting purposes, then the Board of Directors may declare any or all of the provisions required or permitted under Sections 11.1 and 11.2 that were included in the Award Agreement to be null and void with respect to such Award Agreement.

                           Section 12 - Governing Law

         To the extent that federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Kentucky.

                           Section 13 - Savings Clause

         This Plan is intended to comply in all aspects with applicable law and regulation, including, with respect to those Employees who are Reporting Persons, Rule 16b-3 under the Exchange Act. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by laws, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan. Notwithstanding anything in this Plan to the contrary, the Plan Committee, in its sole and absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to Participants who are Reporting Persons without so restricting, limiting or conditioning this Plan with respect to other Participants.

                      Section 14 - Effective Date And Term

         The effective date of this Plan is January 1, 1998, subject to its approval by the Company's shareholders at their next annual meeting or at any adjournment thereof, within twelve months following the date of its adoption by the Board. This Plan shall terminate on December 31, 2007, and no Awards may be granted under the Plan after such date, but any Award granted prior thereto shall be enforced in accordance with its terms.

EXECUTED as of the 20th day of April, 1998


                                               TRANS FINANCIAL, INC.

                                        By:  /s/ Vince A. Berta
                                                 Vince A. Berta, Chairman of the
                                                 Board, President and Chief
                                                 Executive Officer

ATTEST:


/s/ Jay B. Simmons
Jay B. Simmons, Senior Vice President,
General Counsel and Secretary